                                                                      EXHIBIT 3


                                MEDIA ARTS GROUP, INC.
                     EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT


          THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of December 3, 1997 between MEDIA ARTS GROUP, INC., a Delaware corporation (the "Company"), and Thomas Kinkade ("Optionee").

          THE PARTIES AGREE AS FOLLOWS:

          1.   GRANT OF OPTION; EFFECTIVE DATE.

               1.1 GRANT. The Company hereby grants to Optionee a NONQUALIFIED stock option (the "NQO") to purchase all or any part of an aggregate of 600,000 shares (the "NQO Shares") of the Company's common stock ("Common Stock") on the terms and conditions set forth herein.

               1.2 EFFECTIVE DATE. The effective date of this NQO is December 3, 1997("Effective Date").

          2. EXERCISE PRICE. The exercise price for purchase of the shares of Common Stock covered by this NQO shall be $12.375 per share.

          3. TERM. Subject to Section 5.2, this NQO shall expire on the fifteenth anniversary of the Effective Date.

          4. ADJUSTMENT OF NQOS. The Company shall adjust the number and kind of shares and the exercise price thereof in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off, sale of substantial assets, or other change in corporate structure affecting the Common Stock; provided, that the number of shares subject to this NQO shall always be rounded down to the nearest whole number.

          5.   EXERCISE OF OPTIONS.

               5.1 TIME OF EXERCISE. This NQO shall be exercisable with respect to 100% of the NQO Shares commencing on December 3, 1997.

               5.2 EXERCISE AFTER TERMINATION OF EMPLOYEE STATUS. In the event that Optionee ceases to be an employee of the Company or any of its subsidiaries for any reason other than death or permanent disability, this NQO may be exercised at any time within twelve (12) months after the date of termination (but in no event after the expiration date of this NQO), but not thereafter. If Optionee's termination is due to death or permanent disability, or Optionee dies or becomes disabled within the period that this NQO remains exercisable after termination, this NQO may be exercised by the Optionee in the case of disability, by the Optionee's personal representative or by the person to whom this NQO is transferred by will or the laws of descent and distribution, at any time within two years after the death or two years after the disability, as the case may be, of Optionee (but in no event after the expiration of this NQO).

               5.3 MANNER OF EXERCISE. Optionee may exercise this NQO, or any portion of this NQO, by giving written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by a copy of the Stock Purchase Agreement in substantially the form attached hereto as Exhibit 1 executed by Optionee (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), payment of the exercise price and payment of any applicable withholding taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this NQO was exercised.

          Promptly after receipt of written notice of exercise of the NQO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of Shares. The Optionee or transferee of the Optionee shall not have any privileges as a shareholder with respect to any NQO Shares covered by this NQO until the date of issuance of a stock certificate.

               5.4 PAYMENT. Payment in full, shall be made for all NQO Shares purchased at the time written notice of exercise of the NQO is given to the Company, either (i) in cash or (ii) pursuant to a loan evidenced by a promissory note; provided that the par value of the Common Stock shall be paid in cash. Proceeds of any payment shall constitute general funds of the Company. At the time of exercise of the NQO (or at such later time(s) as the Company may prescribe), the Optionee shall remit to the Company all United States federal and state withholding taxes determined by the Company to be applicable.

          6. NONASSIGNABILITY OF NQO. This NQO is not assignable or transferable by Optionee except by will, the laws of descent and distribution and to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. Except as otherwise provided in Section 5.2 in the event of an Optionee's death or disability, only the Optionee may exercise the NQO. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this NQO in a manner not herein permitted, and any levy of execution, attachment or similar process on this NQO, shall be null and void.

          7. MARKET STANDOFF. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the "Act"), Optionee shall not sell or otherwise transfer any shares acquired upon exercise of this NQO (the "Exercised Shares") for a period of up to 365 days following the effective date of a Registration Statement filed under the Act. The Company may impose stop-transfer instructions with respect to the Exercised Shares subject to the foregoing restrictions until the end of each such 365-day period.

          8.   RESTRICTION ON ISSUANCE OF SHARES.

               8.1 LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or issue any Exercised Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Act.

               8.2 REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be required to, register or qualify the sale of this NQO or any Exercised Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any Exercised Shares pursuant thereto to comply with any law.

          9. RESTRICTION ON TRANSFER. Regardless of whether the sale of the Exercised Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of Exercised Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.

          10. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Exercised Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

               "The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"). Any transfer of such securities will be invalid unless a

          Registration Statement under the Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Act."

               "The securities represented hereby are subject to restrictions on transfer for a period of 365 days following the effective date of a registration statement under the Act for an offering of the Company's securities as more fully provided in an agreement relating to the option to purchase such securities."

          11. INFORMATION TO OPTIONEE. During the period this NQO is outstanding, the Company shall provide Optionee on an annual or other periodic basis financial and other information regarding the Company in accordance with Rule 260.140.41.2 promulgated under the California Corporate Securities Law of 1968, if applicable.

          12. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee's rights under this Agreement.

          13. DAMAGES. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for the County of San Jose or the United States District Court for the Northern District of California, and each of the parties hereby submits to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth in
Section 15.

          15. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related

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to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                    MEDIA ARTS GROUP, INC.
                    521 Charcot Avenue
                    San Jose, California  95131
                    Attn:  James F. Landrum, Jr.
                           Snr. Vice President & General Counsel

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       MEDIA ARTS GROUP, INC.


                                       By:
                                           -----------------------------------
                                           Chief Executive Officer & President


          The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.



                                           -----------------------------------
                                                    Thomas Kinkade


          Optionee's spouse indicates by the execution of this NONQUALIFIED Stock Option Agreement his/her consent to be bound by the terms thereof as to his/her interests, whether as community property or otherwise, if any, in the options granted hereunder, and in any Exercised Shares purchased pursuant to this Agreement.



                                           -----------------------------------
                                                   Nanette N. Kinkade

EXHIBITS

Exhibit 1 from Section 5.3 Stock Purchase Agreement

                          EXHIBIT 1 FROM SECTION 5.3 OF THE
                                MEDIA ARTS GROUP, INC.
                         NONQUALIFIED STOCK OPTION AGREEMENT


                                MEDIA ARTS GROUP, INC.
                               STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of _________________, 199_, between MEDIA ARTS GROUP, INC., a California corporation doing business in the State of California under the name MAGI (the "Company"), and ___________ ("Purchaser").

          THE PARTIES AGREE AS FOLLOWS:

          1. PURCHASE OF SHARES. Pursuant to an NONQUALIFIED stock option agreement ("Option Agreement") between the parties attached hereto as Exhibit 1, the Company hereby sells to Purchaser, and Purchaser hereby buys from the Company, ______________ shares (the "Exercised Shares") of the Company's Common Stock ("Common Stock") on the terms and conditions set forth herein and in the Option Agreement, the terms and conditions of the Option Agreement being hereby incorporated into this Agreement by reference.

          2. PURCHASE PRICE. Purchaser shall purchase the Exercised Shares from the Company, and the Company shall sell the Exercised Shares to Purchaser, at a price of $_______ per share (the "Exercise Price"), for a total purchase price of $_____ (the "Purchase Price").

          3. MANNER OF PAYMENT. Purchaser shall pay the Purchase Price of the Exercised Shares in cash.

          4. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Exercised Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including without limitation, the following legends:

               "The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"). Any transfer of such securities will be invalid unless a Registration Statement under the Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Act."

               "The securities represented hereby are subject to restrictions on transfer for a period of 365 days following the effective date of a registration statement under the Act for an offering of the Company's securities as more fully provided in an agreement relating to the option to purchase such securities."

          5. REPRESENTATIONS, WARRANTIES, COVENANTS, AND ACKNOWLEDGMENTS OF PURCHASER. Purchaser hereby represents, warrants, covenants, acknowledges and agrees that:

               5.1 INVESTMENT. Purchaser is acquiring the Exercised Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the Exercised Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

               5.2 BUSINESS EXPERIENCE. Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by the purchase of the Exercised Shares.

               5.3 RELATION OF COMPANY. Purchaser is presently an employee or advisor to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition and results of operations of the Company.

               5.4 ACCESS TO INFORMATION. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the Exercised Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

               5.5 SPECULATIVE INVESTMENT. Purchaser's investment in the Company represented by the Exercised Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

               5.6 REGISTRATION. Purchaser may bear the economic risk of investment for an indefinite period of time in the event the sale to Purchaser of the Exercised Shares is not registered under the Securities Act of 1933, as amended (the "Act"), and the Exercised Shares cannot be transferred by Purchaser unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no agreements or covenants to register the transfer of any of the Shares under the Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Act, including without limitation any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least two years after payment of cash for the Exercised Shares and not then unless: (a) a public trading market then exists in the Company's common stock; (b) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied.

               5.7 PUBLIC TRADING. The Company has made no representation, covenant or agreement as to whether there will continue to be a public market for its Common Stock.

               5.8 TAX ADVICE. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement or the Option Agreement and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

          6. BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

          7. TAXES. The Company may require Purchaser to pay to the Company, any applicable withholding taxes resulting from the purchase of Exercised Shares hereunder or from the lapse of any restrictions imposed on the Exercised Shares.

          8. DAMAGES. Purchaser shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Exercised Shares which is not in conformity with the provisions of this Agreement.

          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for the County of San Jose or the United States District Court for the Northern District of California, and each of the parties hereby submits to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth in Section 10.

          10. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                    MEDIA ARTS GROUP, INC.
                    521 Charcot Ave.
                    San Jose, California  95131
                    Attn: James F. Landrum, Jr.
                          Snr. Vice President & General Counsel

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on the Company's books. Notices and communications shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MEDIA ARTS GROUP, INC.


                                       By
                                          ------------------------------------
                                       Title
                                             ---------------------------------


          Purchaser hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.



                                           -----------------------------------


          Purchaser's spouse indicates by the execution of this Agreement her consent to be bound by the terms herein as to her interests, whether as community property or otherwise, if any, in the Exercised Shares hereby purchased.



                                           -----------------------------------
                                           Purchaser's Spouse


EXHIBITS

Exhibit 1 from Section 1           Option Agreement